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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 31, 2000

                        AQUIS COMMUNICATIONS GROUP, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)

     DELAWARE                   1-13002                        22-3281446
 ---------------          ---------------------           -------------------
 (State or other          (Commission File No.)              (IRS Employer
 jurisdiction of                                          Identification No.)
 incorporation)

                            1719A Route 10, Suite 300
                              PARSIPPANY, NJ 07054
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                     (Address of principal executive office)

Registrant's telephone number, including area code:  (973) 560-8000
                                                     --------------


     -----------------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS

ACQUISITION OF ASSETS OF SOURCEONE WIRELESS INC., SOURCEONE WIRELESS, L.L.C. AND SOURCEONE WIRELESS II, L.L.C.

         On January 31, 2000 (the "Closing Date"), Aquis Communications Group, Inc. (the "Company"), through its wholly-owned subsidiary, Aquis Communications, Inc. (n/k/a Aquis Wireless Communications, Inc.), a Delaware corporation ("Sub"), acquired substantially all of the assets of SourceOne Wireless, Inc. ("SOWI"), SourceOne Wireless, L.L.C. ("LLC"), and SourceOne Wireless II, L.L.C. ("LLC II", together with SOWI and LLC, "SourceOne").

         SourceOne operated Commercial Mobile Radio Service one-way paging systems on multiple frequencies in the midwest and other geographical areas in the United States (the "Paging Systems"). The Paging Systems provided service to subscribers pursuant to licenses issued to LLC II by the Federal Communications Commission (the "FCC").

         On April 29, 1999, SOWI and, on July 2, 1999, LLC (together with SOWI, "Debtors") filed voluntary petitions for relief in the Bankruptcy Court for the Northern District of Illinois (Eastern District) (the "Bankruptcy Court") under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"). The Sub and SourceOne entered into an Asset Purchase Agreement dated as of August 2, 1999, as amended by the Amendment to Asset Purchase Agreement dated as of November 15, 1999 (the "Purchase Agreement"). Due to the Debtors' insufficient resources to continue operations of the Paging Systems, the Sub and SourceOne entered into an Agreement Pending Purchase Closing dated as of August 2, 1999 (the "Management Agreement"), pursuant to which the Sub agreed to manage the Paging Systems located in the midwest United States and to assume certain financial responsibilities pending the closing of the Purchase Agreement. On November 18, 1999, the Bankruptcy Court entered an order (the "Order") approving the Purchase Agreement, as amended, authorizing the Debtors to execute and deliver the Purchase Agreement, as amended, to the Company, authorizing and directing the Debtors to implement and satisfy the procedures necessary to assume and assign certain executory contracts and unexpired leases to the Company, and authorizing and directing the consummation by the Debtors of the sale of substantially all of their assets to the Company under Section 363(b) of the Bankruptcy Code as contemplated by the Purchase Agreement.

         The Company acquired the Paging Systems and associated FCC licenses as part of the asset purchase transaction. The Company intends to devote the assets acquired to continue to operate the Paging Systems.

         PURCHASE PRICE

         As consideration for the purchase of the assets acquired from SourceOne, the Company paid a purchase price (the "Purchase Price") consisting of: (i) $2.25 million in cash (the "Cash Payment"); and (ii) $1.5 million of 7 1/2% Redeemable Preferred Stock of the Company, par value $.01 per share (the "Preferred Stock"). In addition, the Company assumed or agreed to perform the following obligations and liabilities of SourceOne:



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         -        all liabilities and obligations that accrue or are required to be performed after the Closing Date pursuant to any unexpired leases or executory contracts that were included in the assets acquired by the Company and assumed and assigned under Bankruptcy Code Section 365 pursuant to the Order;

         - all liabilities and obligations that accrue or are required to be performed after the Closing Date to the extent related to the ownership or operation of the Paging Systems acquired by the Company;

         - all liabilities and obligations of SourceOne for revenues billed or received by SourceOne for services not yet rendered as of the Closing Date;

         - all liabilities with respect to the return of or performance required as a result of deposits made by subscribers of the Paging Systems with SourceOne; and

         -        severance compensation for certain SourceOne employees.

         The Company obtained the funds for the Cash Payment through an extension of an existing credit facility it had with FINOVA Capital Corporation. The Company and the secured creditors of the Debtors agreed upon the Purchase Price in an arm's length negotiation.

         DESCRIPTION OF SECURITIES ISSUED IN THE PURCHASE TRANSACTION

         As part of the Purchase Price, the Company issued 15,000 shares of Preferred Stock to SourceOne. The holders of the Preferred Stock will be entitled to receive, prior to the payment of dividends or any other distributions on any of the Company's common stock, par value $.01 per share ("Common Stock"), or subsequently created classes or series of capital stock either specifically ranking by their terms junior to the Preferred Stock or not specifically ranking by their terms senior to or on parity with the Preferred
Stock: (1) preferred dividends ("Dividends") which will begin to accrue at a rate of $7.50 per share per annum of the Preferred Stock commencing January 31, 2000, the date of issuance of the Preferred Stock; and (2) in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, a liquidation price (the "Liquidation Price") equal to $100 per share of Preferred Stock, plus all Dividends accrued but unpaid thereon. With respect to payment of dividends or distributions of assets upon liquidation, dissolution or winding up of the Company, the Preferred Stock shall rank on parity with any subsequently created class or series of capital stock of the Company that by its terms specifically ranks on parity with the Preferred Stock, and shall rank junior to any subsequently created class or series of capital stock of the Company specifically ranking by its terms senior to the Preferred Stock.

         Dividends on the Preferred Stock shall be cumulative and shall accrue without interest from the date of issuance. Dividends on the Preferred Stock shall be payable in cash on the Redemption Date (as such term is defined below).

         The Corporation has the right to redeem the Preferred Stock, in whole or in part, by giving written notice (a "Redemption Notice") to the holders thereof not less than thirty (30) nor more than sixty (60) days prior to the redemption date specified in such notice (the "Redemption



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Date"). The redemption price of each share of Preferred Stock is equal to $100, plus all Dividends accrued but unpaid thereon (the "Redemption Price"). Any shares of Preferred Stock outstanding as of January 31, 2002 shall be redeemed by the Company at the Redemption Price.

         Holders of the Preferred Stock are not entitled to any voting rights except as otherwise required by law or hereinafter described. On all matters on which the holders of the Preferred Stock are entitled to vote by law, the holders shall be entitled to one vote per share of Preferred Stock, voting separately as a single class, and the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Preferred Stock shall constitute a quorum. In the event that the Company fails to pay the Dividends due on the Redemption Date, the holders of the Preferred Stock, voting separately as a class, shall be entitled to elect two additional members of the Company's board of directors at any annual meeting, at any special meeting called for such purpose or by the written consent of holders of a majority of the outstanding shares of Preferred Stock. The term of office of the two directors elected by the Preferred Stockholders shall automatically terminate upon the date on which any such past due Dividends have been paid in full.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      FINANCIAL STATEMENTS OF ACQUIRED BUSINESS

                  It is impracticable at the time of the filing of this Current Report to provide the historical financial information for SourceOne required by Regulation S-X. Accordingly, the Company will file the required historical financial statements under cover of an Amendment to this Current Report on Form 8-K as soon as practicable, but in any event, not later than 60 days after the date on which this Current Report must be filed with the Commission.

         (b)      PRO FORMA FINANCIAL STATEMENTS OF BUSINESSES

                  It is impracticable at the time of the filing of this Current Report to provide the PRO FORMA financial information for SourceOne required by Regulation S-X. Accordingly, the Company will file the required PRO FORMA financial statements under cover of an Amendment to this Current Report on Form 8-K as soon as practicable, but in any event, not later than 60 days after the date on which this Current Report must be filed with the Commission.



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         (c)      Exhibits (referenced to Item 601 of Regulation S-K)

         2.1 Asset Purchase Agreement dated as of August 2, 1999 by and among Aquis Communications, Inc., SourceOne Wireless, Inc., SourceOne Wireless, L.L.C. and SourceOne Wireless II, L.L.C.

         2.2      Amendment to Asset Purchase Agreement dated as of November 15,
                  1999

         2.3 Agreement Pending Purchase Closing dated as of August 2, 1999 by and among Aquis Communications, Inc., SourceOne Wireless, Inc., SourceOne Wireless, L.L.C. and SourceOne Wireless II, L.L.C.

         2.4 Order of the United States Bankruptcy Court of the Northern District of Illinois (Eastern District) (A) Authorizing and Approving the Sale of Certain of the Debtors' Assets Pursuant to the Asset Purchase Agreement with Aquis Communications, Inc., (B) Authorizing and Approving Procedures for Assumption and Assignment or Rejection of Unexpired Leases and Executory Contracts and (C) Granting Related Relief dated as of November 18, 1999

         4.1 Certificate of Designation, Preferences and Rights of 7 1/2% Redeemable Preferred Stock of Aquis Communications Group, Inc.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  February 15, 2000                      AQUIS COMMUNICATIONS GROUP, INC.


                                               By:    /s/ D. Brian Plunkett
                                                     ----------------------
                                                     D. Brian Plunkett
                                                     Chief Financial Officer


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                                  EXHIBIT INDEX

      Exhibit
       Number
(Referenced to Item
  601 of REG. S-K)

         2.1 Asset Purchase Agreement dated as of August 2, 1999 by and among Aquis Communications, Inc., SourceOne Wireless, Inc., SourceOne Wireless, L.L.C. and SourceOne Wireless II, L.L.C.

         2.2      Amendment to Asset Purchase Agreement dated as of November 15,
                  1999

         2.3 Agreement Pending Purchase Closing dated as of August 2, 1999 by and among Aquis Communications, Inc., SourceOne Wireless, Inc., SourceOne Wireless, L.L.C. and SourceOne Wireless II, L.L.C.

         2.4 Order of the United States Bankruptcy Court of the Northern District of Illinois (Eastern District) (A) Authorizing and Approving the Sale of Certain of the Debtors' Assets Pursuant to the Asset Purchase Agreement with Aquis Communications, Inc., (B) Authorizing and Approving Procedures for Assumption and Assignment or Rejection of Unexpired Leases and Executory Contracts and (C) Granting Related Relief dated as of November 18, 1999

         4.1 Certificate of Designation, Preferences and Rights of 7 1/2% Redeemable Preferred Stock of Aquis Communications Group, Inc.